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Exhibit 24.1

POWER OF ATTORNEY

    We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott our true and lawful attorney-in-fact, with full power to sign for us, and in our names in our capacity as director, a registration statement on Form S-8 in connection with the PACCAR Inc Savings Investment Plan, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 5th day of December 2000.

/s/ J.M. FLUKE, JR. J.M. Fluke, Jr. Director, PACCAR Inc	/s/ J.C. PIGOTT J.C. Pigott Director, PACCAR Inc
/s/ G. GRINSTEIN G. Grinstein Director, PACCAR Inc	/s/ W.G. REED, JR. W.G. Reed, Jr. Director, PACCAR Inc
/s/ D.J. HOVIND D.J. Hovind Director, PACCAR Inc	/s/ M.A. TEMBREULL M.A. Tembreull Director, PACCAR Inc
/s/ D.K. NEWBIGGING D.K. Newbigging Director, PACCAR Inc	/s/ H.A. WAGNER H.A. Wagner Director, PACCAR Inc
/s/ C.M. PIGOTT C.M. Pigott Director, PACCAR Inc

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POWER OF ATTORNEY